Exhibit 99
FOR IMMEDIATE RELEASE:
Orrstown Financial Services, Inc. Reports Third Quarter 2022 Results

•Net income of $5.4 million and diluted earnings per share of $0.52 for the quarter ended September 30, 2022 compared to net income of $8.9 million and diluted earnings per share of $0.83 for the quarter ended June 30, 2022;
•Excluding the impact from the previously announced restructuring charge of $3.2 million, net income and diluted earnings per share were $7.9 million and $0.75(1) for the third quarter of 2022, respectively;
•Net interest income increased to $25.5 million for the three months ended September 30, 2022 compared to $24.1 million for the three months ended June 30, 2022 despite a decline of $1.4 million in Small Business Administration ("SBA") Paycheck Protection Program ("PPP") loan income over the same period;
•Net interest margin on a tax equivalent basis increased to 3.92% in the third quarter of 2022 from 3.68% in the second quarter of 2022; net interest margin has increased for five consecutive quarters; strong margin momentum continues as a result of loan growth and the rising interest rate environment;
•Third quarter commercial loan growth, excluding SBA PPP loans, was $57.7 million, or 14% annualized;
•Deposits grew by $27.2 million, or 4% annualized, during the third quarter of 2022;
•Noninterest income of $6.1 million in the third quarter of 2022 compared to $7.2 million in the second quarter of 2022; significant increases in mortgage rates caused a decrease in the fair value of residential mortgages held-for-sale; also contributing to the decline was a reduction in secondary market activity;
•Noninterest expenses increased by $4.6 million to $23.4 million in the third quarter of 2022 from $18.8 million in the second quarter of 2022; excluding the impact from the restructuring charge, noninterest expenses increased to $20.3 million(1) during the third quarter of 2022; salaries and benefits increased during the third quarter of 2022 due primarily to the impact of wage pressures and incentive compensation, but are expected to decline in 2023 as a result of the staffing model adjustments made during the quarter;
•Provision for loan losses of $1.5 million in the third quarter of 2022 compared to $1.8 million in the second quarter of 2022;
•The Board of Directors declared a cash dividend of $0.19 per common share, payable November 7, 2022, to shareholders of record as of October 31, 2022;
•Strategic initiatives were previously announced to drive long-term growth and improve operating efficiencies through branch closures and staffing model adjustments, which resulted in a pre-tax restructuring charge of $3.2 million during the third quarter of 2022.

SHIPPENSBURG, PA (October 18, 2022) -- Orrstown Financial Services, Inc. ("Orrstown" or the “Company”) (NASDAQ: ORRF), the parent company of Orrstown Bank (the “Bank”), announced earnings for the three months ended September 30, 2022. Net income totaled $5.4 million for the three months ended September 30, 2022, compared with $8.9 million for the three months ended June 30, 2022 and $7.2 million for the three months ended September 30, 2021. Diluted earnings per share totaled $0.52 for the three months ended September 30, 2022, compared with $0.83 for the three months ended June 30, 2022 and $0.65 for the three months ended September 30, 2021. Excluding the impact from the restructuring charge, net income and diluted earnings per share were $7.9 million and $0.75, respectively, for the third quarter of 2022(1).
“Late in the third quarter, we announced initiatives designed to focus the organization on the rapidly changing banking environment and improve operating efficiencies. These initiatives included the closing of five branch locations and staffing model adjustments. We intend to utilize a portion of the savings generated from these initiatives to make additional investments in technology to further optimize the Bank's digital banking experience and address ongoing wage pressures. We expect that these initiatives will generate meaningful efficiencies in 2023 and forward to drive Orrstown’s long-term growth,” commented Thomas R. Quinn, Jr., President and Chief Executive Officer.
(1) Non-GAAP measures. See Appendix A for additional information.

“As expected, these initiatives negatively affected our third quarter results. However, we believe that our core operating results remained strong and expect to continue to benefit from the current interest rate environment. Net interest margin has expanded for several quarters and commercial and consumer loan growth continued during the quarter. Our asset quality metrics compare favorably to historical measurements. While our mortgage banking operations have been negatively impacted by rapid interest rate increases, we continue to focus on strengthening other fee income sources. For example, our wealth management team has sustained its level of income generation despite a significant downturn in the equity markets. The diversification of revenue sources will be critical going forward. We remain focused on enhancing our earnings power through measured growth in an economic environment that is expected to be challenging.”
DISCUSSION OF RESULTS
Balance Sheet
Loans
Excluding SBA PPP loans, total loans increased by $83.5 million from June 30, 2022 to September 30, 2022, or 17% annualized. SBA PPP loans, net of deferred fees and costs, declined by $13.2 million to $17.0 million at September 30, 2022 from $30.2 million at June 30, 2022 due to forgiveness activity. Net deferred SBA PPP fees of $0.3 million remain at September 30, 2022. Commercial loans, excluding SBA PPP loans, increased by $57.7 million, or 14% annualized, from June 30, 2022 to September 30, 2022. Loans held for investment, which includes SBA PPP loans, increased by $70.3 million from June 30, 2022 to September 30, 2022, or 14% annualized, due to net commercial and consumer loan growth.
The first lien residential mortgage portfolio grew by $18.2 million, or 36% annualized, in the three months ended September 30, 2022 from jumbo and adjustable-rate mortgage production. Home equity lines of credit increased by $9.0 million, or 21% annualized, in the three months ended September 30, 2022.
Investment Securities
Investment securities decreased by $9.1 million to $510.1 million at September 30, 2022 compared to $519.2 million at June 30, 2022. During the third quarter of 2022, the Bank purchased mortgage-backed securities totaling $10.1 million and asset-backed securities totaling $8.0 million. These purchases were more than offset by an increase in net unrealized losses of $17.3 million, which resulted from market interest rate increases, and normal paydown activity of $9.0 million. See Appendix B for a summary of the Bank's investment securities at September 30, 2022, highlighting the concentrations, credit ratings and credit enhancement levels of the investment securities portfolio at such date.
Deposits
Deposits increased by $27.2 million, or 4% annualized, totaling approximately $2.5 billion at both September 30, 2022 and June 30, 2022. This increase resulted primarily from seasonality of public fund balances as well as retail deposit generation partially offset by certificate of deposit runoff. In the third quarter of 2022, interest-bearing demand deposits increased by $49.0 million, or 21% annualized. There were decreases in certificates of deposits of $12.1 million, or 18% annualized, non-interest-bearing demand deposits of $7.2 million, or 5% annualized, and money market and savings deposits of $2.5 million, or 1% annualized. The Bank's loan-to-deposit ratio was 83% at September 30, 2022, an increase of 2% from June 30, 2022 due to loan growth.
Income Statement
Net Interest Income and Margin
Net interest income increased by $1.4 million to $25.5 million for the three months ended September 30, 2022 compared to $24.1 million for the three months ended June 30, 2022. Net interest margin on a tax equivalent basis increased to 3.92% in the third quarter of 2022 from 3.68% in the second quarter of 2022. The increase in net interest margin was a result of further deployment of cash into loans and investments as well as the impact of the rising interest rates on the loan and investment securities portfolios, partially offset by the increase in the cost of funds.
Interest income on loans, for the three months ended September 30, 2022, increased by $1.1 million to $23.2 million compared to $22.1 million for the three months ended June 30, 2022. Loan growth and higher interest rates were the primary drivers of this increase. Interest income on loans for the three months ended September 30, 2022 included prepayment fee income of $0.1 million, a decrease of $0.3 million, from the three months ended June 30, 2022. Similarly, accretion on acquired loans decreased by $0.3 million to $0.1 million for the three months ended September 30, 2022 compared to the three months ended June 30, 2022 due to fewer payoffs and declining prepayment speed assumptions.
Interest income recognized on SBA PPP loans totaled $0.5 million in the three months ended September 30, 2022 compared to $1.9 million in the three months ended June 30, 2022. The SBA PPP loan portfolio averaged $25.0 million in the three months ended September 30, 2022 compared to $72.5 million in the three months ended June 30, 2022, which reflects continued forgiveness from the SBA.
Interest income on investment securities increased by $1.0 million to $4.4 million in the three months ended September 30, 2022 from $3.4 million for the second quarter of 2022. The increase reflects the impact from rising interest rates on investments for which resets occur at various frequencies and the additional yield generated from investments purchased at the end of the second quarter and into the third quarter of 2022.
Average cash and cash equivalents decreased from $131.4 million in the three months ended June 30, 2022 to $38.1 million in the three months ended September 30, 2022. The decrease reflects the deployment of excess cash balances into loans and investment securities.
Provision for Loan Losses
The Company recorded a provision for loan losses of $1.5 million for the three months ended September 30, 2022 compared to $1.8 million for the three months ended June 30, 2022 primarily due to increases in both commercial and consumer loans during the third quarter of 2022. Net charge-offs were $70 thousand for the three months ended September 30, 2022 compared to net charge-offs of $4 thousand for the three months ended June 30, 2022. The allowance for loan losses totaled $24.7 million at September 30, 2022, compared with $23.3 million at June 30, 2022, and the allowance for loan losses to total loans increased to 1.18% at September 30, 2022 from 1.15% from June 30, 2022.
Asset quality metrics in the third quarter of 2022 compare favorably to historical measurements. The ratio of nonperforming loans to gross loans improved to 0.25% at September 30, 2022, a decrease of 0.02%, from 0.27% at June 30, 2022. Classified loans remained consistent at $19.6 million at both September 30, 2022 and June 30, 2022. Criticized loans increased from $34.1 million at June 30, 2022 to $54.9 million at September 30, 2022 primarily due to downgrades for one borrower within Acquisition and Development and the other borrower within the Commercial and Industrial loan categories. The ratio of the allowance for loan losses to nonaccrual loans increased to 466% at September 30, 2022 from 432% at June 30, 2022. Management believes the allowance for loan losses to be adequate based on current asset quality metrics and economic conditions.
Noninterest Income
Noninterest income totaled $6.1 million in the three months ended September 30, 2022 compared with $7.2 million in the three months ended June 30, 2022.
Mortgage banking income decreased by $1.5 million from income of $0.5 million in the second quarter of 2022 to a loss of $1.0 million in the third quarter of 2022. Market conditions, including rapidly increasing mortgage interest rates and low housing inventory, caused a significant decline in the fair value of the held-for-sale mortgages. In addition, construction has been prolonged in part due to supply chain challenges, which have delayed the marketability of mortgages for sale. The impact was a fair value reduction of $1.4 million in the three months ended September 30, 2022. The difficult mortgage market also slowed residential mortgage loan production, thereby causing corresponding reductions in the residential mortgage loan pipeline and secondary market sales during the three months ended September 30, 2022. Mortgage loans sold totaled $12.7 million in the third quarter of 2022 compared with $22.9 million in the second quarter of 2022.
Swap fee income decreased by $0.6 million to $0.2 million for the three months ended September 30, 2022 compared to $0.8 million for the three months ended June 30, 2022. Swap fee income fluctuates based on market conditions and client demand.
Other income increased by $0.9 million to $1.1 million for the three months ended September 30, 2022 from $0.2 million during the three months ended June 30, 2022. The third quarter of 2022 included income from distributions on investments in non-housing limited partnerships totaling $1.0 million.
Noninterest Expenses
Noninterest expenses increased by $4.6 million to $23.4 million in the three months ended September 30, 2022 from $18.8 million in the three months ended June 30, 2022. During the third quarter of 2022, the Company announced that five branch locations would be closing and staffing model adjustments would be made to drive long-term growth and improve operating efficiencies in 2023 and forward. As a result of these initiatives, the Company recorded a pre-tax restructuring charge of $3.2 million, which consisted of building and fixed asset write-offs of $1.9 million and early retirement/severance costs of $1.3 million.
Salaries and benefits expense increased by $1.4 million to $12.7 million in the three months ended September 30, 2022 from $11.3 million in the three months ended June 30, 2022 due to the filling of several vacancies, higher healthcare costs and merit-based salary and incentive compensation increases. These expenses are expected to decline in 2023 as a result of the staffing model adjustments made during the quarter.
Advertising and bank promotions expense decreased by $0.6 million to $0.3 million in the three months ended September 30, 2022 from $0.9 million for the three months ended June 30, 2022 due to $0.5 million in contributions to the Pennsylvania Educational Improvement Tax Credit Program during the second quarter of 2022. Taxes other than income increased by $0.4 million to $0.5 million in the three months ended September 30, 2022. This increase reflects the tax credits recognized on these contributions during the second quarter of 2022.
Income Taxes
The Company's effective tax rate for the second quarter of 2022 was 17.6% compared with 17.4% for the second quarter of 2022. The Company's effective tax rate for the three months ended September 30, 2022 is less than the 21% federal statutory rate due to tax-exempt income, including interest earned on tax-exempt loans and securities and income from life insurance policies, as well as tax credits. The effective tax rate for the nine months ended September 30, 2022 is 18.2%.
Capital
Shareholders’ equity totaled $227.6 million at September 30, 2022, a decrease of $9.9 million from $237.5 million at June 30, 2022. The decrease was primarily attributable to a reduction of $14.1 million in accumulated other comprehensive income as unrealized losses on available-for-sale securities increased from higher market interest rates and dividends paid of $2.0 million, partially offset by net income of $5.4 million for the three months ended September 30, 2022. Tangible book value per share(1) decreased from $20.23 per share at June 30, 2022 to $19.30 per share at September 30, 2022 primarily as a result of the decrease in shareholders' equity.
The Company's tangible common equity ratio decreased to 7.3% at September 30, 2022 from 7.7% at June 30, 2022 primarily due to a decrease in tangible equity from the increase in unrealized losses on available-for-sale securities. The Company's total risk-based capital ratio decreased to 13.2% at September 30, 2022 from 13.5% at June 30, 2022 due to deployment of cash into commercial loans and an increase in deferred tax assets resulting primarily from the increase in unrealized losses on available-for-sale securities, both resulting in increases to risk weighted assets. The Company's Tier 1 leverage ratio increased to 8.8% at September 30, 2022 from 8.5% at June 30, 2022 primarily due to the impact of the decrease in average assets caused by the decrease in average deposits over that period.
The Board of Directors approved a quarterly dividend of $0.19 per share, payable on November 7, 2022, to shareholders of record as of October 31, 2022. The dividend payout ratio totaled 37% for the three months ended September 30, 2022 compared to 23% for the three months ended June 30, 2022. The increase is partially attributable to the impact of the restructuring charge. At this time, the Company continues to believe that capital is adequate to support the risks inherent in the balance sheet, as well as growth requirements.
(1) Non-GAAP measure. See Appendix A for additional information.

Investor Relations Contact:
Neelesh Kalani
Executive Vice President, Chief Financial Officer
Phone (717) 510-7097

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(Dollars in thousands)	2022	2021	2022	2021

Profitability for the period:
Net interest income	$25,455	$20,620	$72,146	$64,376
Provision for loan losses	1,500	365	3,575	(10)
Noninterest income	6,058	7,651	20,726	21,859
Noninterest expenses	23,412	19,035	61,570	53,851
Income before income taxes	6,601	8,871	27,727	32,394
Income tax expense	1,159	1,679	5,046	6,219
Net income available to common shareholders	$5,442	$7,192	$22,681	$26,175

Financial ratios:
Return on average assets (1)	0.77%	0.98%	1.07%	1.21%
Return on average assets, adjusted (1) (2) (3)	1.12%	0.98%	1.19%	1.21%
Return on average equity (1)	8.93%	10.69%	12.03%	13.49%
Return on average equity, adjusted (1) (2) (3)	13.02%	10.69%	13.35%	13.49%
Net interest margin (1)	3.92%	3.03%	3.70%	3.21%
Efficiency ratio	74.3%	67.3%	66.3%	62.4%
Efficiency ratio, adjusted (2) (3)	64.3%	67.3%	62.9%	62.4%
Income per common share:
Basic	$0.52	$0.66	$2.14	$2.38
Basic, adjusted (2) (3)	$0.77	$0.66	$2.37	$2.38
Diluted	$0.52	$0.65	$2.11	$2.36
Diluted, adjusted (2) (3)	$0.75	$0.65	$2.34	$2.36

Average equity to average assets	8.59%	9.20%	8.90%	8.96%

(1) Annualized.
(2) Ratio has been adjusted for restructuring expenses.
(3) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
FINANCIAL HIGHLIGHTS (Unaudited)
(continued)
	September 30,	December 31,
	2022	2021
At period-end:
Total assets	$2,849,362	$2,834,565
Total deposits	2,505,853	2,464,929
Loans, net of allowance for loan losses	2,063,218	1,958,806
Loans held-for-sale, at fair value	10,175	8,868
Securities available for sale	503,596	472,438
Borrowings	22,632	25,197
Subordinated notes	32,010	31,963
Shareholders' equity	227,648	271,656

Credit quality and capital ratios (1):
Allowance for loan losses to total loans	1.18%	1.07%
Total nonaccrual loans to total loans	0.25%	0.33%
Nonperforming assets to total assets	0.19%	0.23%
Allowance for loan losses to nonaccrual loans	466%	328%
Total risk-based capital:
Orrstown Financial Services, Inc.	13.2%	15.0%
Orrstown Bank	12.9%	14.0%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc.	10.7%	12.2%
Orrstown Bank	11.8%	12.9%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc.	10.7%	12.2%
Orrstown Bank	11.8%	12.9%
Tier 1 leverage capital:
Orrstown Financial Services, Inc.	8.8%	8.5%
Orrstown Bank	9.6%	8.9%

Book value per common share	$21.30	$24.29

(1) Capital ratios are estimated, subject to regulatory filings

ORRSTOWN FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands, except per share amounts)	September 30, 2022	December 31, 2021
Assets
Cash and due from banks	$34,481	$21,217
Interest-bearing deposits with banks	32,446	187,493
Cash and cash equivalents	66,927	208,710
Restricted investments in bank stocks	6,469	7,252
Securities available for sale (amortized cost of $558,056 and $466,806 at September 30, 2022 and December 31, 2021, respectively)	503,596	472,438
Loans held for sale, at fair value	10,175	8,868
Loans	2,087,927	1,979,986
Less: Allowance for loan losses	(24,709)	(21,180)
Net loans	2,063,218	1,958,806
Premises and equipment, net	31,457	34,045
Cash surrender value of life insurance	71,332	70,217
Goodwill	18,724	18,724
Other intangible assets, net	3,338	4,183
Accrued interest receivable	9,212	8,234
Deferred tax assets, net	24,145	11,648
Other assets	40,769	31,440
Total assets	$2,849,362	$2,834,565
Liabilities
Deposits:
Noninterest-bearing	$562,024	$553,238
Interest-bearing	1,943,829	1,911,691
Total deposits	2,505,853	2,464,929
Securities sold under agreements to repurchase	21,065	23,301
FHLB advances and other	1,567	1,896
Subordinated notes	32,010	31,963
Accrued interest and other liabilities	61,219	40,820
Total liabilities	2,621,714	2,562,909
Shareholders’ Equity
Preferred stock, $1.25 par value per share; 500,000 shares authorized; no shares issued or outstanding	—	—
Common stock, no par value—$0.05205 stated value per share 50,000,000 shares authorized; 11,236,558 shares issued and 10,686,064 outstanding at September 30, 2022; 11,258,167 shares issued and 11,183,050 outstanding at December 31, 2021	585	586
Additional paid—in capital	188,730	189,689
Retained earnings	95,137	78,700
Accumulated other comprehensive (loss) income	(43,468)	4,449
Treasury stock— 550,494 and 75,117 shares, at cost at September 30, 2022 and December 31, 2021, respectively	(13,336)	(1,768)
Total shareholders’ equity	227,648	271,656
Total liabilities and shareholders’ equity	$2,849,362	$2,834,565

ORRSTOWN FINANCIAL SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
(In thousands)	2022	2021	2022	2021
Interest income
Loans	$23,152	$19,890	$66,548	$62,724
Investment securities - taxable	2,907	1,514	6,462	5,007
Investment securities - tax-exempt	1,160	652	3,013	1,790
Short-term investments	200	135	536	255
Total interest income	27,419	22,191	76,559	69,776
Interest expense
Deposits	1,372	937	2,758	3,410
Securities sold under agreements to repurchase	10	8	24	25
FHLB advances and other	78	123	121	458
Subordinated notes	504	503	1,510	1,507
Total interest expense	1,964	1,571	4,413	5,400
Net interest income	25,455	20,620	72,146	64,376
Provision for loan losses	1,500	365	3,575	(10)
Net interest income after provision for loan losses	23,955	20,255	68,571	64,386
Noninterest income
Service charges	1,216	993	3,483	2,758
Interchange income	1,014	1,030	3,059	3,049
Swap fee income	197	67	1,935	135
Wealth management income	2,953	2,917	8,716	8,570
Mortgage banking activities	(1,014)	1,333	205	4,684
Investment securities (losses) gains	(14)	479	(163)	635
Other income	1,706	832	3,491	2,028
Total noninterest income	6,058	7,651	20,726	21,859
Noninterest expenses
Salaries and employee benefits	12,705	11,498	35,354	31,907
Occupancy, furniture and equipment	2,380	2,374	7,370	7,292
Data processing	1,192	990	3,410	3,041
Advertising and bank promotions	278	735	1,514	1,434
FDIC insurance	294	218	767	570
Professional services	887	562	2,417	1,862
Taxes other than income	488	16	1,160	929
Intangible asset amortization	272	314	845	972
Restructuring expenses	3,155	—	3,155	—
Other operating expenses	1,761	2,328	5,578	5,844
Total noninterest expenses	23,412	19,035	61,570	53,851
Income before income tax expense	6,601	8,871	27,727	32,394
Income tax expense	1,159	1,679	5,046	6,219
Net income	$5,442	$7,192	$22,681	$26,175

Share information:
Basic earnings per share	$0.52	$0.66	$2.14	$2.38
Diluted earnings per share	$0.52	$0.65	$2.11	$2.36
Weighted average shares - basic	10,369	10,979	10,611	10,976
Weighted average shares - diluted	10,529	11,122	10,758	11,103

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Three Months Ended
	9/30/2022			6/30/2022			3/31/2022			12/31/2021			9/30/2021
		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$38,068	$200	2.08%	$131,449	$235	0.72%	$199,788	$101	0.20%	$250,336	$98	0.16%	$347,242	$135	0.15%
Investment securities (1)	528,988	4,377	3.31	523,940	3,388	2.59	472,195	2,512	2.13	477,217	2,506	2.08	464,417	2,339	2.00
Loans (1)(2)(3)	2,051,707	23,219	4.49	2,008,283	22,090	4.41	1,974,804	21,429	4.39	1,975,014	21,559	4.33	1,919,926	19,945	4.12
Total interest-earning assets	2,618,763	27,796	4.22	2,663,672	25,713	3.87	2,646,787	24,042	3.67	2,702,567	24,163	3.55	2,731,585	22,419	3.26
Other assets	196,277			192,561			184,300			187,622			195,089
Total	$2,815,040			$2,856,233			$2,831,087			$2,890,189			$2,926,674
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,379,082	912	0.26	$1,420,051	301	0.09	$1,398,182	256	0.07	$1,430,845	273	0.08	$1,411,243	286	0.08
Savings deposits	237,462	90	0.15	236,916	63	0.11	227,676	57	0.10	215,957	55	0.10	209,112	53	0.10
Time deposits	265,015	370	0.55	275,408	337	0.49	298,618	372	0.51	313,148	461	0.58	349,215	598	0.68
Total interest-bearing deposits	1,881,559	1,372	0.29	1,932,375	701	0.15	1,924,476	685	0.14	1,959,950	789	0.16	1,969,570	937	0.19
Securities sold under agreements to repurchase	23,480	10	0.18	24,045	7	0.11	23,530	7	0.12	24,069	7	0.12	23,578	8	0.13
FHLB advances and other	10,394	78	3.02	1,741	21	4.74	1,850	22	4.74	1,956	23	4.70	45,071	123	1.09
Subordinated notes	32,000	504	6.29	31,985	503	6.29	31,969	503	6.29	31,954	503	6.29	31,938	503	6.29
Total interest-bearing liabilities	1,947,433	1,964	0.40	1,990,146	1,232	0.25	1,981,825	1,217	0.25	2,017,929	1,322	0.26	2,070,157	1,571	0.30
Noninterest-bearing demand deposits	575,777			572,171			540,139			559,882			548,923
Other	49,964			47,190			40,919			42,380			38,409
Total Liabilities	2,573,174			2,609,507			2,562,883			2,620,191			2,657,489
Shareholders' Equity	241,866			246,726			268,204			269,998			269,185
Total	$2,815,040			$2,856,233			$2,831,087			$2,890,189			$2,926,674
Taxable-equivalent net interest income / net interest spread		25,832	3.82%		24,481	3.62%		22,825	3.42%		22,841	3.29%		20,848	2.96%
Taxable-equivalent net interest margin			3.92%			3.68%			3.49%			3.35%			3.03%
Taxable-equivalent adjustment		(377)			(363)			(252)			(243)			(228)
Net interest income		$25,455			$24,118			$22,573			$22,598			$20,620
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			134%			134%			134%			132%

NOTES:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
ANALYSIS OF NET INTEREST INCOME
Average Balances and Interest Rates, Taxable-Equivalent Basis (Unaudited)
	Nine Months Ended
	September 30, 2022			September 30, 2021
		Taxable-	Taxable-		Taxable-	Taxable-
	Average	Equivalent	Equivalent	Average	Equivalent	Equivalent
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Federal funds sold & interest-bearing bank balances	$122,509	$536	0.59%	$261,697	$255	0.13%
Investment securities (1)	508,582	10,276	2.70	456,919	7,272	2.13
Loans (1)(2)(3)	2,011,881	66,738	4.43	1,988,834	62,895	4.23
Total interest-earning assets	2,642,972	77,550	3.92	2,707,450	70,422	3.48
Other assets	191,090			188,924
Total	$2,834,062			$2,896,374
Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$1,399,035	1,470	0.14	$1,380,241	1,014	0.10
Savings deposits	234,054	209	0.12	197,792	149	0.10
Time deposits	279,557	1,079	0.52	376,142	2,247	0.80
Total interest-bearing deposits	1,912,646	2,758	0.19	1,954,175	3,410	0.23
Securities sold under agreements to repurchase	23,685	24	0.14	22,490	25	0.15
FHLB advances and other	4,693	121	3.44	53,608	458	1.14
Subordinated notes	31,985	1,510	6.29	31,924	1,507	6.29
Total interest-bearing liabilities	1,973,009	4,413	0.30	2,062,197	5,400	0.35
Noninterest-bearing demand deposits	562,826			537,247
Other	46,058			37,413
Total Liabilities	2,581,893			2,636,857
Shareholders' Equity	252,169			259,517
Total	$2,834,062			$2,896,374
Taxable-equivalent net interest income / net interest spread		73,137	3.62%		65,022	3.13%
Taxable-equivalent net interest margin			3.70%			3.21%
Taxable-equivalent adjustment		(991)			(646)
Net interest income		$72,146			$64,376
Ratio of average interest-earning assets to average interest-bearing liabilities			134%			131%

NOTES TO ANALYSIS OF NET INTEREST INCOME:
(1) Yields and interest income on tax-exempt assets have been computed on a taxable-equivalent basis assuming a 21% tax rate.
(2) Average balances include nonaccrual loans.
(3) Interest income on loans includes prepayment and late fees, where applicable

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)

(In thousands)	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Profitability for the quarter:
Net interest income	$25,455	$24,118	$22,573	$22,598	$20,620
Provision for loan losses	1,500	1,775	300	1,100	365
Noninterest income	6,058	7,194	7,474	7,293	7,651
Noninterest expenses	23,412	18,794	19,364	20,290	19,035
Income before income taxes	6,601	10,743	10,383	8,501	8,871
Income tax expense	1,159	1,872	2,015	1,795	1,679
Net income	$5,442	$8,871	$8,368	$6,706	$7,192

Financial ratios:
Return on average assets (1)	0.77%	1.25%	1.20%	0.93%	0.98%
Return on average equity (1)	8.93%	14.42%	12.65%	9.93%	10.69%
Net interest margin (1)	3.92%	3.68%	3.49%	3.35%	3.03%
Efficiency ratio	74.3%	60.0%	64.4%	67.9%	67.3%

Per share information:
Income per common share:
Basic	$0.52	$0.84	$0.77	$0.61	$0.66
Diluted	0.52	0.83	0.76	0.60	0.65
Book value	21.30	22.25	23.00	24.29	23.97
Tangible book value (2)	19.30	20.23	21.03	22.32	21.98
Cash dividends paid	0.19	0.19	0.19	0.19	0.19

Average basic shares	10,369	10,610	10,860	10,939	10,979
Average diluted shares	10,529	10,744	11,007	11,113	11,122
(1) Annualized.
(2) Non-GAAP based financial measure. Please refer to Appendix A - Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations for a discussion of our use of non-GAAP based financial measures, including tables reconciling GAAP and non-GAAP financial measures appearing herein.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Noninterest income:
Service charges	$1,216	$1,194	$1,073	$935	$993
Interchange income	1,014	1,064	981	1,080	1,030
Swap fee income	197	785	953	158	67
Wealth management income	2,953	2,894	2,869	2,897	2,917
Mortgage banking activities	(1,014)	498	721	1,225	1,333
Other income	1,706	762	1,023	995	832
Investment securities (losses) gains	(14)	(3)	(146)	3	479
Total noninterest income	$6,058	$7,194	$7,474	$7,293	$7,651

Noninterest expenses:
Salaries and employee benefits	$12,705	$11,312	$11,337	$12,095	$11,498
Occupancy, furniture and equipment	2,380	2,423	2,567	2,554	2,374
Data processing	1,192	1,165	1,053	1,020	990
Advertising and bank promotions	278	881	355	744	735
FDIC insurance	294	190	283	246	218
Professional services	887	722	808	693	562
Taxes other than income	488	108	564	392	16
Intangible asset amortization	272	281	292	303	314
Restructuring expenses	3,155	—	—	—	—
Other operating expenses	1,761	1,712	2,105	2,243	2,328
Total noninterest expenses	$23,412	$18,794	$19,364	$20,290	$19,035

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Balance Sheet at quarter end:
Cash and cash equivalents	$66,927	$111,906	$214,238	$208,710	$311,415
Restricted investments in bank stocks	6,469	6,500	6,791	7,252	7,051
Securities available for sale	503,596	512,698	529,730	472,438	445,018
Loans held for sale, at fair value	10,175	7,824	7,403	8,868	6,412
Loans:
Commercial real estate:
Owner occupied	313,125	287,825	256,526	238,668	196,585
Non-owner occupied	573,605	559,309	558,999	551,783	509,703
Multi-family	114,561	116,110	93,158	93,255	112,002
Non-owner occupied residential	105,267	109,141	102,269	106,112	100,088
Commercial and industrial (1)	378,574	379,729	443,170	485,728	540,205
Acquisition and development:
1-4 family residential construction	20,810	22,650	15,115	12,279	12,246
Commercial and land development	148,512	134,947	105,204	93,925	71,784
Municipal	12,683	12,957	14,626	14,989	13,631
Total commercial loans	1,667,137	1,622,668	1,589,067	1,596,739	1,556,244
Residential mortgage:
First lien	220,970	202,787	203,231	198,831	203,360
Home equity – term	5,869	5,996	5,820	6,081	7,079
Home equity – lines of credit	180,267	171,269	164,818	160,705	154,004
Installment and other loans	13,684	14,909	15,371	17,630	19,077
Total loans	2,087,927	2,017,629	1,978,307	1,979,986	1,939,764
Allowance for loan losses	(24,709)	(23,279)	(21,508)	(21,180)	(19,965)
Net loans held-for-investment	2,063,218	1,994,350	1,956,799	1,958,806	1,919,799
Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets, net	3,338	3,610	3,891	4,183	4,486
Total assets	2,849,362	2,824,201	2,900,537	2,834,565	2,870,182
Total deposits	2,505,853	2,478,616	2,545,992	2,464,929	2,502,108
Borrowings	22,632	25,965	26,412	25,197	29,598
Subordinated notes	32,010	31,994	31,978	31,963	31,948
Total shareholders' equity	227,648	237,527	254,804	271,656	268,569

(1) This balance includes $17.0 million, $30.2 million, $122.5 million, $189.9 million and $259.9 million of SBA PPP loans, net of deferred fees and costs, at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021 and September 30, 2021, respectively.

ORRSTOWN FINANCIAL SERVICES, INC.
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(continued)
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Capital and credit quality measures (1):
Total risk-based capital:
Orrstown Financial Services, Inc	13.2%	13.5%	14.3%	15.0%	15.6%
Orrstown Bank	12.9%	13.3%	13.8%	14.0%	14.7%
Tier 1 risk-based capital:
Orrstown Financial Services, Inc	10.7%	10.9%	11.7%	12.2%	12.8%
Orrstown Bank	11.8%	12.2%	12.7%	12.9%	13.5%
Tier 1 common equity risk-based capital:
Orrstown Financial Services, Inc	10.7%	10.9%	11.7%	12.2%	12.8%
Orrstown Bank	11.8%	12.2%	12.7%	12.9%	13.5%
Tier 1 leverage capital:
Orrstown Financial Services, Inc	8.8%	8.5%	8.8%	8.5%	8.3%
Orrstown Bank	9.6%	9.5%	9.5%	8.9%	8.7%

Average equity to average assets	8.59%	8.64%	9.47%	9.34%	9.20%
Allowance for loan losses to total loans	1.18%	1.15%	1.09%	1.07%	1.03%
Total nonaccrual loans to total loans	0.25%	0.27%	0.28%	0.33%	0.47%
Nonperforming assets to total assets	0.19%	0.19%	0.19%	0.23%	0.32%
Allowance for loan losses to nonaccrual loans	466%	432%	390%	328%	219%

Other information:
Net charge-offs (recoveries)	$70	$4	$(28)	$(115)	$(219)
Classified loans	19,576	19,682	23,421	23,050	26,910
Nonperforming and other risk assets:
Nonaccrual loans	5,303	5,387	5,510	6,449	9,116
Other real estate owned	—	—	—	—	—
Total nonperforming assets	5,303	5,387	5,510	6,449	9,116
Restructured loans still accruing	689	568	575	804	839
Loans past due 90 days or more and still accruing (2)	232	322	238	1,201	362
Total nonperforming and other risk assets	$6,224	$6,277	$6,323	$8,454	$10,317
(1) Capital ratios are estimated, subject to regulatory filings.
(2) Includes $0.2 million, $0.3 million, $0.2 million, $0.3 million and $0.4 million of purchased credit impaired loans at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, respectively. As of December 31, 2021, there was one loan for $0.9 million, which was in the process of collection and guaranteed by the SBA, and was subsequently collected during the first quarter of 2022.

Appendix A- Supplemental Reporting of Non-GAAP Measures and GAAP to Non-GAAP Reconciliations
As a result of acquisitions, the Company has intangible assets consisting of goodwill and core deposit and other intangible assets, which totaled $22.1 million and $22.9 million at September 30, 2022 and December 31, 2021, respectively. Additionally, the Company incurred $3.2 million in restructuring charges during the three months ended September 30, 2022.
Management believes providing certain “non-GAAP” financial information will assist investors in their understanding of the effect of acquisition activity on reported results, particularly to overcome comparability issues related to the influence of intangibles (principally goodwill) created in acquisitions. Management also believes providing certain other “non-GAAP” financial information will assist investors in their understanding of the effect on recent financial results from non-recurring charges associated with increasing operating efficiencies for the long-term.
Tangible book value per common share and adjusted net income and associated ratios from the restructuring charge, as used by the Company in this earnings release, are determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). While we believe this information is a useful supplement to GAAP based measures presented in this earnings release, readers are cautioned that this non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial measures determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results and financial condition as reported under GAAP, nor are such measures necessarily comparable to non-GAAP performance measures that may be presented by other companies. This supplemental presentation should not be construed as an inference that our future results will be unaffected by similar adjustments to be determined in accordance with GAAP.
The following tables present the computation of each non-GAAP based measure:
(dollars and shares in thousands)

Tangible Book Value per Common Share	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Shareholders' equity	$227,648	$237,527	$254,804	$271,656	$268,569
Less: Goodwill	18,724	18,724	18,724	18,724	18,724
Other intangible assets	3,338	3,610	3,891	4,183	4,486
Related tax effect	(701)	(758)	(817)	(878)	(942)
Tangible common equity (non-GAAP)	$206,287	$215,951	$233,006	$249,627	$246,301

Common shares outstanding	10,686	10,676	11,079	11,183	11,205

Book value per share (most directly comparable GAAP based measure)	$21.30	$22.25	$23.00	$24.29	$23.97
Intangible assets per share	2.00	2.02	1.97	1.97	1.99
Tangible book value per share (non-GAAP)	$19.30	$20.23	$21.03	$22.32	$21.98

(dollars and shares in thousands)	September 30, 2022
Adjusted Ratios for Restructuring Charges	Three Months Ended	Nine Months Ended
Net income (A)	$5,442	$22,681
Plus: Restructuring expenses (B)	3,155	3,155
Less: Related tax effect (C)	(663)	(663)
Adjusted net income (D=A+B-C)	$7,934	$25,173

Average assets (E)	$2,815,040	$2,834,062
Return on average assets (1) (= A / E)	0.77%	1.07%
Return on average assets, adjusted (1) (= D / E)	1.12%	1.19%

Average equity (F)	$241,866	$252,169
Return on average equity (1) (= A / F)	8.93%	12.03%
Return on average equity, adjusted (1) (= D / F)	13.02%	13.35%

Weighted average shares - basic (G)	10,369	10,611
Basic earnings per share (= A / G)	$0.52	$2.14
Basic earnings per share, adjusted (= D / G)	$0.77	$2.37

Weighted average shares - diluted (H)	10,529	10,758
Diluted earnings per share (= A / H)	$0.52	$2.11
Diluted earnings per share, adjusted (= D / H)	$0.75	$2.34

Noninterest expense (I)	$23,412	$61,570
Less: Restructuring expenses (B)	(3,155)	(3,155)
Adjusted noninterest expense (J = I - B)	$20,257	$58,415

Net interest income (K)	$25,455	$72,146
Noninterest income (L)	6,058	20,726
Total operating income (M = K + L)	$31,513	$92,872

Efficiency ratio (= I / M)	74.3%	66.3%
Efficiency ratio, adjusted (= J / M)	64.3%	62.9%

(1) Annualized

Appendix B- Investment Portfolio Concentrations
The following table summarizes the credit ratings and collateral associated with the Company's investment security portfolio, excluding equity securities, at September 30, 2022:
(dollars in thousands)

Sector	Portfolio Mix	Amortized Book	Fair Value	Credit Enhancement	AAA	AA	A	BBB	NR	Collateral Type
Unsecured ABS	1%	$5,230	$4,731	28%	—%	—%	—%	—%	100%	Unsecured Consumer Debt
Student Loan ABS	1	7,284	7,079	26	—	—	—	—	100	Seasoned Student Loans
Federal Family Education Loan ABS	18	99,582	97,456	8	87	13	—	—	—	Federal Family Education Loan (1)
PACE Loan ABS	—	2,777	2,542	6	100	—	—	—	—	PACE Loans (4)
Non-Agency CMBS	2	10,047	10,045	18	—	—	—	—	100	Bridge to HUD Non-Agency CMBS
Non-Agency RMBS	3	17,012	15,116	13	100	—	—	—	—	Reverse Mortgages (2)
Municipal - General Obligation	22	122,576	107,870		5	90	5	—	—
Municipal - Revenue	24	132,026	112,166		—	83	12	—	5
SBA ReRemic (5)	1	5,840	5,737		—	100	—	—	—	SBA Guarantee (3)
Agency MBS	24	135,223	123,353		—	100	—	—	—	Residential Mortgages (3)
U.S. Treasury securities	4	20,074	17,115		—	100	—	—	—
Bank CDs	—	249	249		—	—	—	—	100	FDIC Insured CD
	100%	$557,920	$503,459		20%	71%	4%	—%	5%

(1) Minimum of 18% guaranteed by U.S. government
(2) Reverse mortgages fund over time and credit enhancement is estimated based on prior experience
(3) 75% guaranteed by U.S. government agencies
(4) PACE acronym represents Property Assessed Clean Energy loans
(5) SBA ReRemic acronym represents Re-Securitization of Real Estate Mortgage Investment Conduits

Note: Ratings in table are the lowest of the six rating agencies (Standard & Poor's, Moody's, Fitch, Morningstar, DBRS and Kroll Bond Rating Agency). Standard & Poor's rates U.S. government obligations at AA+

About the Company
With $2.8 billion in assets, Orrstown Financial Services, Inc. and its wholly-owned subsidiary, Orrstown Bank, provide a wide range of consumer and business financial services in Berks, Cumberland, Dauphin, Franklin, Lancaster, Perry, and York Counties, Pennsylvania and Anne Arundel, Baltimore, Howard, Kent and Washington Counties, Maryland, as well as Baltimore City, Maryland. Orrstown Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the FDIC. Orrstown Financial Services, Inc.’s common stock is traded on Nasdaq (ORRF). For more information about Orrstown Financial Services, Inc. and Orrstown Bank, visit www.orrstown.com.
Cautionary Note Regarding Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements reflect the current views of the Company's management with respect to, among other things, future events and the Company's financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company's industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company's control. Forward-looking statements are statements that include projections, predictions, expectations, estimates or beliefs about events or results or otherwise are not statements of historical factors, many of which, by their nature, are inherently uncertain and beyond the Company's control, and include, but are not limited to, statements related to new business development, new loan opportunities, growth in the balance sheet and fee-based revenue lines of business, merger and acquisition activity, reducing risk assets and mitigating losses in the future. Accordingly, the Company cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements and there can be no assurances that the Company will achieve the desired level of new business development and new loans, growth in the balance sheet and fee-based revenue lines of business, successful merger and acquisition activity and cost savings initiatives and continued reductions in risk assets or mitigate losses in the future. In addition to risks and uncertainties related to the COVID-19 pandemic (including those related to variants) and resulting governmental and societal responses, factors which could cause the actual results of the Company's operations to differ materially from expectations include, but are not limited to: ineffectiveness of the Company's strategic growth plan due to changes in current or future market conditions; the effects of competition and how it may impact our community banking model, including industry consolidation and development of competing financial products and services; the integration of the Company's strategic acquisitions; the inability to fully achieve expected savings, efficiencies or synergies from mergers and acquisitions and cost savings initiatives, or taking longer than estimated for such savings, efficiencies and synergies to be realized; changes in laws and regulations; interest rate movements; changes in credit quality; inability to raise capital, if necessary, under favorable conditions; volatility in the securities markets; the demand for our products and services; deteriorating economic conditions; geopolitical tensions; operational risks including, but not limited to, cybersecurity incidents, fraud, natural disasters and future pandemics; expenses associated with pending litigation and legal proceedings; the failure of the SBA to honor its guarantee of loans issued under the SBA PPP; the timing of the repayment of SBA PPP loans and the impact it has on fee recognition; our ability to convert new relationships gained through the SBA PPP efforts to full banking relationships; and other risks and uncertainties, including those detailed in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Reports on Form 10-Q under the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings made with the SEC. The statements are valid only as of the date hereof and we disclaim any obligation to update this information. The foregoing list of factors is not exhaustive.
If one or more events related to these or other risks or uncertainties materializes, or if the Company's underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, and it is not possible for the Company to predict those events or how they may affect it. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that the Company or persons acting on the Company's behalf may issue.
The review period for subsequent events extends up to and includes the filing date of a public company’s financial statements, when filed with the Securities and Exchange Commission. Accordingly, the consolidated financial information presented in this announcement is subject to change.

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